CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2021, relating to the financial statements of Criteo S.A. and its subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in Annual Report on Form 10-K of the Company for the year ended December 31, 2020.

/s/ Deloitte & Associés

Paris – La Défense, France
July 29, 2021